UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2006

ODYSSEY HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Texas	000-33267	43-1723043
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

717 North Harwood Street, Suite 1500 Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
Registrant’s telephone number, including area code: (214) 922-9711
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Odyssey HealthCare, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, including Odyssey HealthCare Operating A, LP, Odyssey HealthCare Operating B, LP, Hospice of the Palm Coast, Inc., Odyssey HealthCare Holding Company, Odyssey HealthCare GP, LLC, Odyssey HealthCare LP, LLC and Odyssey HealthCare Management, LP, entered into a Consent, Waiver and Amendment No. 3 to Credit Agreement, effective as of September 29, 2006 (the “Third Amendment”), to the Company’s revolving line of credit with General Electric Capital Corporation (as previously amended, the “Credit Agreement”), which Credit Agreement provides the Company with a $20 million revolving line of credit, subject to three separate $10 million increase options. The Third Amendment, among other things, (a) grants the lender’s consent to the formation of two new subsidiaries of the Company (the “New Subsidiaries”), (b) waives the requirement that the New Subsidiaries deliver a mortgage or deed of trust and related documentation to the lender in connection with their acquisition of certain real estate in Southfield, Michigan and Fort Worth, Texas, (c) amends the covenant regarding investments to provide that the aggregate amount of investments made by a Credit Party (as defined in Credit Agreement) in the New Subsidiaries shall not exceed $8 million in the aggregate, and (d) amends the indebtedness covenant to provide that intercompany loans and advances to the New Subsidiaries may not exceed $8 million in the aggregate less the amount of any investments made by Credit Parties in the New Subsidiaries and to permit intercompany loans by the New Subsidiaries to other Credit Parties on a subordinated basis.
     The revolving line of credit is secured by substantially all of the Company’s and its subsidiaries’ existing and after-acquired personal property assets and all after-acquired real property assets. The Company and its subsidiaries are subject to affirmative and negative covenants under the Credit Agreement.
     A copy of the Third Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary description of the Third Amendment is not intended to be complete and is qualified in its entirety by the complete text of the Third Amendment.
Item 9.01 Financial Statements and Exhibits.
     (d)   Exhibits.
10.1	Consent, Waiver and Amendment No. 3 to Credit Agreement, dated September 29, 2006, by and among General Electric Capital Corporation, a Delaware corporation, individually as sole Lender and as Agent for the Lenders, Odyssey HealthCare Operating A, LP, a Delaware limited partnership, Odyssey HealthCare Operating B, LP, a Delaware limited partnership, Hospice of the Palm Coast, Inc., a Florida not for profit corporation, and the other Credit Parties signatory thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSSEY HEALTHCARE, INC.

Date: October 4, 2006	By:	/s/ Douglas B. Cannon
Douglas B. Cannon Senior Vice President and Chief
Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Consent, Waiver and Amendment No. 3 to Credit Agreement, dated September 29, 2006, by and among General Electric Capital Corporation, a Delaware corporation, individually as sole Lender and as Agent for the Lenders, Odyssey HealthCare Operating A, LP, a Delaware limited partnership, Odyssey HealthCare Operating B, LP, a Delaware limited partnership, Hospice of the Palm Coast, Inc., a Florida not for profit corporation, and the other Credit Parties signatory thereto.